UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 1, 2015

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 1, 2015, Air Lease Corporation (the “Company”) amended and extended its four-year unsecured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent and the lenders named therein (as amended, the “Syndicated Unsecured Revolving Credit Facility”) whereby the Company extended the maturity date from May 5, 2018 to May 5, 2019 and increased the revolving commitments thereunder by an additional $350 million. The Syndicated Unsecured Revolving Credit Facility remains priced at LIBOR plus 125 basis points with a 25 basis point facility fee, subject to reductions based on improvements in the Company’s credit ratings.

Prior to the transaction, lenders held revolving commitments totaling $2.31 billion that matured on May 5, 2018.  As a result of the transaction, lenders hold revolving commitments totaling $2.49 billion that mature on May 5, 2019, and lenders hold revolving commitments totaling $175 million that mature on May 5, 2018.

“During the course of 2015, we have grown our revolving credit facility from $2.1 billion to over $2.6 billion.  This represents an increase of 26% and now includes 31 financial institutions.   We are grateful for the continuing support from our banking group as our balance sheet strengthens with increased access to flexible and attractively priced capital,” said Gregory B. Willis, Senior Vice President and Chief Financial Officer of Air Lease Corporation.

The foregoing description of the transaction is qualified in its entirety by reference to the complete text of the First Amendment and the Extension Agreement (collectively, the “Transaction Documents”), which are filed herewith as Exhibit 10.1 and Exhibit 10.2 incorporated by reference herein.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 10.1                                  First Amendment, dated as of June 1, 2015, to the Second Amended and Restated Credit Agreement, dated as of May 5, 2014, among Air Lease Corporation, as Borrower, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

Exhibit 10.2                                  Extension Agreement, dated June 1, 2015

Exhibit 99.1                                  Press Release dated June 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: June 2, 2015	/s/ Gregory B. Willis
Gregory B. Willis
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1

First Amendment, dated as of June 1, 2015, to the Second Amended and Restated Credit Agreement, dated as of May 5, 2014, among Air Lease Corporation, as Borrower, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2	Extension Agreement, dated June 1, 2015

99.1	Press Release dated June 1, 2015